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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 22, 2002, except for Note 16, which is as of July 10, 2002, relating to the consolidated financial statements, which appears in the 2002 Annual Report to Shareholders of Medtronic, Inc., which is incorporated by reference in Medtronic, Inc.'s Annual Report on Form 10-K for the year ended April 26, 2002. We also consent to the incorporation by reference of our report dated May 22, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of Medtronic, Inc. of our report dated October 11, 2002, relating to the financial statements and supplemental schedules of the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Plan, which appears in such Annual Report on Form 11-K for the year ended April 30, 2002.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 25, 2003

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CONSENT OF INDEPENDENT AUDITORS